STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into and effective as of October 1, 2013 by and between RELIABILITY INCORPORATED, a Texas corporation with a business address at 410 Park Avenue – 15th floor, New York, New York 10022 (the “Company”), and JEFFREY E. EBERWEIN, as trustee of the JEFFREY E. EBERWEIN REVOCABLE TRUST U/A 10-01-2010, a revocable trust with a business address at 53 Forest Avenue, Old Greenwich, Connecticut 06870 (the “Purchaser”).   The Company and the Purchaser are sometimes referred to collectively herein as the “Parties” and individually as a “Party”.

WHEREAS, the Company desires to sell to Purchaser 6,786,588 shares (the “Shares”) of common stock of the Company, no par value per share (the “Common Stock”), on the terms and conditions hereinafter set forth, and the Purchaser desires to acquire the Shares;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Parties do hereby agree as follows:

1.           Subscription/Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Purchaser hereby subscribes for and agrees to purchase from the Company the Shares, at an aggregate purchase price of $100,000.00 (the “Purchase Price”), and the Company agrees to sell and issue the Shares to the Purchaser for the Purchase Price.  The Purchaser has hereby delivered and paid to the Company concurrently herewith the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by the Company.  Promptly after the date hereof, the certificate for the Shares will be delivered by the Company to the Purchaser.

2.           Representations, Warranties and Covenants of Purchaser.  The Purchaser hereby acknowledges, represents and warrants to, and agrees with the Company as follows:

(a)           The Purchaser is an “accredited investor” as defined by Rule 501 under the  Securities Act of 1933, as amended (the “Act”), and the Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own interests.

(b)           The Purchaser understands that the Shares to be purchased have not been, and will not be, registered under the Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

(c)           Purchaser acknowledges and understands that the Shares are being purchased for Purchaser’s own account for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Shares made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the  Securities and Exchange Commission (“SEC”) thereunder, and applicable state securities laws; and that the Shares are not liquid investments.

(d)           The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.  In addition, the Purchaser is aware that the Company is currently a “shell company” as defined in Rule 405 under the Act and that the provisions of Rule 144 promulgated under the Act are not available until certain conditions precedent thereunder are met.  The Purchaser acknowledges that the Purchaser is not relying on the Company in any way to satisfy the conditions precedent for resale of securities pursuant to Rule 144 under the Act.

(e)           The Purchaser acknowledges that the Purchaser has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been provided by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Purchaser.  In connection therewith, the Purchaser acknowledges that the Purchaser has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any person acting on its behalf.  The Purchaser has received and reviewed all the information, both written and oral, that it desires.  Without limiting the generality of the foregoing, the Purchaser has been furnished with or has had the opportunity to acquire, and to review, (i) copies of the Company’s most recent Annual Report on Form 10-K filed with the SEC and any Form 10-Q and Form 8-K filed thereafter (the “SEC Filings”), and other publicly available documents, and (ii) all information, both written and oral, that it desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, the Purchaser has relied solely on the Purchaser’s own knowledge and understanding of the Company and its business based upon the Purchaser’s own due diligence investigations and the information furnished pursuant to this paragraph.  The Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and the Purchaser has not relied on any other representations or information.

(f)           The Purchaser has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform the Purchaser’s obligations under the terms of this Agreement.  This Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)           The Purchaser has not, and will not, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

(h)           To the extent the Purchaser deems necessary, the Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(i)           There are no actions, suits, proceedings or investigations pending against the Purchaser or the Purchaser’s properties before any court or governmental agency (nor, to the Purchaser’s knowledge, is there any threat thereof) which would impair in any way the Purchaser’s ability to enter into and fully perform the Purchaser’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(j)           The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares will not result in any material violation of, or conflict with, or constitute a material default under, any of the Purchaser’s material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Purchaser or the Shares.

(k)           Purchaser acknowledges that the Shares are speculative and involve a high degree of risk and that the Purchaser can bear the economic risk of the purchase of the Shares, including a total loss of his investment.

(l)           The Purchaser recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Shares.

(m)           Purchaser understands that any and all certificates representing the Shares and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which Purchaser has read and understands:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of the Company’s counsel that registration is not required under said Act.”

(n)           In addition, the certificates representing the Shares, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which the Purchaser resides.

(o)           Purchaser acknowledges that Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision.

(p)           Purchaser represents that (i) Purchaser could be reasonably assumed to have the capacity to protect his/her/its own interests in connection with this subscription; or (ii) Purchaser has a pre-existing personal or business relationship with either the Company or an affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

3.           Representations and Warranties of the Company. The Company hereby acknowledges, represents and warrants to, and agrees with the Purchaser as follows:

(a)           The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Texas.  The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.

(b)           Subject to the performance by the Purchaser of its obligations under this Agreement and the accuracy of the representations and warranties of the Purchaser, the offering and sale of the Shares is exempt from the registration requirements of the Act.

(c)           The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

(d)            The Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, the Company is required to file periodical and other reports under Section 13 of the Exchange Act (the “Exchange Act Reports”).

(e)           The Company is in compliance with all SEC Filings and other Exchange Act Reports the Company is obligated to file pursuant to the Exchange Act.

(f)            The Company’s existing indebtedness, payables and/or other accrued financial obligations are specifically set forth in Schedule A annexed hereto.  Except as set forth in therein, the Company is not subject to any liability (including, to the Company’s knowledge, unasserted claims), absolute or contingent, which is not shown or which is in excess of amounts shown therein.

(g)           The SEC Filings did not, and through the date hereof will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and at the time of their filing, not misleading.

(i)           All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights.  As of the date hereof, 300,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, no par value per share (the “Preferred Stock”) are authorized, of which 13,513,333 shares of Common Stock (excluding treasury shares) and no shares of Preferred Stock are issued and outstanding.  The Company does not have any class of authorized stock other than Common Stock and Preferred Stock.   The Shares have been duly authorized and, when issued and delivered as provided by this Agreement, will be validly issued and fully paid and non-assessable, and the Shares are not subject to any preemptive or similar rights.  Subject to the redemption of the shares of Common Stock contemplated by Section 5(d) hereof, the Shares shall upon issuance represent 50.2% of the then issued and outstanding shares of Common Stock of the Company.

(j)           The Company is not in violation of its charter or bylaws and is not in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease or other instrument to which the Company is a party or by which it is bound, or to which any of the property or assets of the Company is subject, except such as have been waived or which would not have, singly or in the aggregate, a material adverse effect on the Company, taken as a whole.

(k)           The execution and delivery by the Company of, and the performance by the Company of its respective obligations under this Agreement will not contravene any provision of law known by the Company to be applicable to it, or the charter documents of, the Company or any subsidiary of the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

(l)           There is no litigation or governmental proceeding pending, or to the knowledge of the Company, threatened against, or involving the property or the business of the Company, or, to the best knowledge of the Company which would adversely affect the condition (financial or otherwise), business, prospects or results of operations of the Company, taken as a whole.

(m)           The financial statements set forth in the SEC Filings fairly present the financial position and the results of operations of the Company, at the dates and periods therein specified.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and are complete and accurate and are in accordance with the books and records of the Company.  Since June 30, 2013 and except as otherwise reflected in the SEC Filings, the Company: (a) has not entered into any transaction outside of the ordinary course of business except pursuant to this Agreement; or (b) suffered any material adverse change in its financial condition or results of operations, except as set forth in Schedule A.

4.           Use of Proceeds.  Upon receipt by the Company, the proceeds obtained by the Company in connection with the sale of securities contemplated by this Agreement shall immediately be applied as required to redeem the shares of Common Stock as provided for in Section 5(d) hereof.

5.           Additional Actions.  It is hereby acknowledged by the Company and Purchaser that, in connection with the issuance of the Shares contemplated hereby, and contemporaneously herewith:

(a)            Jay Gottlieb is resigning, effective immediately, from his executive positions as President, Chief Executive Officer, Secretary and Treasurer of the Company, Mr. Gottlieb shall remain a director on the Board of Directors;

(b)           Greggory Schneider is resigning, effective immediately, from his executive position as Chief Financial Officer of the Company, Mr. Schneider shall remain a director on the Board of Directors;

(b)            Jeffrey E. Eberwein is appointed, effective immediately following the effectiveness of Mr. Gottlieb’s and Mr. Schneider’s  resignations as set forth in subsections (a) and (b) above, to the executive positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company;

(c)            Ron Gutterson resigned, effective September 19, 2013 from the Board of Directors, and each of Michael Pearce and is Joshua Krom is resigning, effective immediately, from the Board of Directors, and two designees of the Purchaser shall be appointed, effective immediately, to the Board to fill two of such vacancies;

(d)           The Company is entering into a Stock Redemption Agreement with each of Jay Gottlieb and Greggory Schneider for the redemption of 5,199,088 and 1,587,500 outstanding shares of Common Stock, respectively, for the aggregate redemption price of $100,000.00 less 50% of the legal fees incurred by the Company in connection with the transactions contemplated by this Agreement and the Stock Redemption Agreements; and

(e)           Mr. Gottlieb previously loaned or advanced certain funds to the Company, which loans and advances remain outstanding as of the date hereof in the principal amount of $10,000.00 (collectively, the “Gottlieb Loans”).  Mr. Gottlieb hereby is forgiving the Gottlieb Loans and forever waiving and releasing the Company from any obligation to repay the Gottlieb Loans pursuant to a Forgiveness of Debt agreement executed as of the date hereof.

6.           Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

7.           Indemnification.  Each Party shall indemnify the other and hold the other Party harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by either Party resulting from any breach of any representation, warranty, covenant or agreement made by the other Party herein or in any instrument or document delivered by the other Party pursuant hereto.

8.           Further Assurances. Following the date hereof, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9.           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

10.           Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

11.           Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed.

12.           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13.           Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.           Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of Texas without giving effect to any choice or conflict of law provision or rule (whether of Texas or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Texas. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of Texas in each case located in Dallas, Texas, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16.           Expenses.  All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that the Purchaser shall be responsible to pay 50.0% of the legal fees incurred by the Company in connection with the transactions contemplated by this Agreement and the Stock Redemption Agreements.

17.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18.           Legal Counsel.  Each of the Parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

The Company:

RELIABILITY INCORPORATED

By:  /s/ Jay Gottlieb
Name: Jay Gottlieb
Title:   President

The Purchaser:

JEFFREY E. EBERWEIN REVOCABLE TRUST
U/A 10-01-2010

By:  /s/ Jeffrey E. Eberwein
Name:    Jeffrey E. Eberwein
Title:     Trustee

SCHEDULE A

Existing Indebtedness

See liabilities listed in the balance sheet  annexed  hereto.

REDACTED